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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 31, 2008, with respect to the consolidated financial statements of Hanover Capital Mortgage Holdings, Inc. and subsidiaries contained in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-155091) and related proxy statement/prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 and related proxy statement/prospectus and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
New York, NY
February 13, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM